Exhibit 10.12

NephroGenex, Inc.

OMNIBUS AGREEMENT AND CONSENT

This Omnibus Agreement and Consent is entered into as of January __, 2014, among NephroGenex, Inc., a Delaware corporation (the “Company”), and the undersigned holders of the Company’s common stock, par value $0.001 (the “Common Stock”), the undersigned holders of the Company’s Series A preferred stock, par value $0.001 (the “Series A Preferred Stock”), and the undersigned holders of the Company’s convertible promissory notes (the “Convertible Notes”). The undersigned holders of the Common Stock, Series A Preferred Stock and Convertible Notes are collectively referred to herein as the “Holders”.

Whereas, the Company and the holders of the Common Stock and the Series A Preferred Stock are parties to the Stock Purchase Agreement, dated as of May 4, 2007, by and among the Company and the investors listed on Schedule A thereto (the “Stock Purchase Agreement”);

Whereas, the Company and the holders of the Convertible Notes are parties to various Convertible Promissory Notes, dated various dates, by and among the Company and the individual holder of the relevant Convertible Note;

Whereas, the Company is contemplating a firm commitment underwritten initial public offering of the Common Stock with a minimum pre-money valuation of thirty million dollars (such firm underwritten initial public offering with a minimum pre-money valuation of the Company of at least $30 million, the “IPO”), pursuant to which the Company will become a publicly-traded corporation;

Whereas, the Company has been advised by the proposed underwriter that in order to achieve the greatest chance of success of the IPO, it is in the best interests of the Company to simplify its capital structure prior to the IPO;

Whereas, the Stock Purchase Agreement grants Care Capital Investments III, LP and Care Capital Offshore Investments III, LP (collectively, “Care Capital”) and Rho Ventures V, L.P. and Rho Ventures V Affiliates, L.L.C. (collectively, “Rho”) the option to purchase up to an aggregate of 9,002,278 shares of Common Stock for an aggregate purchase price of $10,000,000 following the Company’s enrollment of the first patient in a Phase III clinical trial under a “Special Protocol Agreement” with the U.S. Food and Drug Administration for the development and registration of PyridorinTM for diabetic nephropathy, or the enrollment of the first patient in a bona fide Phase III trial by the Company for diabetic nephropathy (the “Warrant Right”);

Whereas, the definitive documents governing the Convertible Notes grant the holders of the Convertible Notes the right to convert all or a portion of the principal balance and any unpaid accrued interest (the “Note Balance”) on the Convertible Notes into shares of Series A Preferred Stock by dividing the Note Balance by $1.11083;

Whereas, upon a Qualified Public Offering (as defined in the Company’s restated certificate of incorporation, as amended (the “Restated Charter”)), each share of Series A

Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate (as defined in the Restated Charter);

Whereas, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, into shares of Common Stock at the Conversion Rate;

Whereas, it is currently uncertain as to whether the planned IPO will qualify as a Qualified Public Offering; and

Whereas, to successfully facilitate the transactions contemplated by the IPO and in exchange for the shares of Common Stock to be issued to Care Capital and Rho, effective at the closing of the IPO, the Warrant Right under the Stock Purchase Agreement shall be terminated;

Now, Therefore, in consideration of the foregoing, the premises set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties mutually agree and acknowledge as follows:

Series A Preferred Stock

1.	In consideration of the foregoing recitals and in full satisfaction of all claims by Care Capital and Rho in connection with terminating the Warrant Right, effective upon the closing of the IPO each of Care Capital and Rho agree to receive and accept from the Company, at the closing of the IPO, the amount of shares of Common Stock opposite each holder’s name in the table below.

Name of Holder	Shares of Common Stock to be Issued At Closing
Care Capital Investments III, LP	2,637,800

Care Capital Offshore Investments III, LP	44,052

Rho Ventures V, L.P.	1,081,531

Rho Ventures V Affiliates, L.L.C.	94,958

2.	Each undersigned holder of the Series A Preferred Stock acknowledges and agrees that, as a result of this Omnibus Consent and Agreement, effective upon the closing of the IPO, it is waiving any and all rights to any unpaid and accrued dividends relating to the Series A Preferred Stock.

3.	The undersigned holders of the Series A Preferred Stock (constituting greater than 66 2/3% of the holders of the shares of the Series A Preferred Stock currently outstanding, as required by the Restated Charter) hereby agree that, in the event that the IPO does not qualify as a Qualified Public Offering, upon closing of the IPO all outstanding shares of Series A Preferred Stock (including any shares issued or to be issued in connection with the conversion of the Convertible Notes) shall be converted into shares of Common Stock in accordance with the terms of the Restated Charter and, upon the closing of the IPO and prior to the issuance or sale of the shares in the IPO, each outstanding share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then applicable Conversion Price (as defined in the Restated Charter).

Convertible Notes

1.	The undersigned holders of the Convertible Notes hereby elect to convert all amounts (including interest thereon) of the Convertible Notes held by each of them into shares of Series A Preferred Stock, as adjusted for any stock splits, reverse stock splits or other adjustments to the Common Stock effective immediately prior to the IPO, in accordance with the terms of the Notes.

Miscellaneous

1.	This Omnibus Agreement and Consent shall terminate and be null and void if the closing of the IPO does not occur on or prior to May 31, 2014.

2.	As a condition to the execution of this Omnibus Agreement and Consent, and as an inducement to the Company to the enter into this Agreement, each Holder acknowledges and agrees, among other things, that: (i) it is aware that there may be material information concerning the Company and/or the Convertible Notes or Series A Preferred Stock that has not been disclosed, but that the Holder nevertheless has decided to continue with this exchange; (ii) the Holder has reviewed and sought appropriate advice, prior to executing this Omnibus Agreement and Consent, with respect to an analysis of the terms of the Convertible Notes and/or the Series Preferred Stock, as applicable, and understands that there are possible circumstances or transactions under or pursuant to which it could receive more for its shares of Convertible Notes and/or Series A Preferred Stock than it would under this Omnibus Agreement and Consent; (iii) it has waived any and all right to participate in any other transaction that could yield a higher return for the Holder; and (iv) the Holder hereby releases the Company, pursuant to the terms hereof, from and against any and all claims relating to not having access to any undisclosed information or benefitting from any possible higher yield with respect to the Convertible Notes and/or the Series A Preferred Stock.

3.	In consideration of the foregoing recitals, to facilitate the successful completion of the IPO and for other good and valuable consideration, the undersigned stockholders (constituting greater than 66 2/3% of the holders of the shares of the Series A Preferred Stock currently outstanding, as required by the Restated Charter) hereby consent (which consent shall be effective upon closing of the IPO), on behalf of themselves and their successors and assigns, to (i) the issuance by the Company of the shares of Common Stock in connection with the waiver of the Warrant Right under the Stock Purchase Agreement as set forth above, and (ii) the conversion of the Convertible Notes into shares of Common Stock as set forth above.

4.	In consideration of the foregoing recitals, the undersigned stockholders (constituting greater than 66 2/3% of the holders of the shares of the Series A Preferred Stock currently outstanding, as required by the Restated Charter) hereby waive pursuant to Section 4(l) of the Restated Charter (which waiver shall be effective upon the issuance of the shares of Common Stock pursuant to this Agreement), on behalf of themselves and their successors and assigns, any downward adjustment of the Conversion Price (as defined in the Restated Charter) of the Series A Preferred Stock that would be applicable as result of the issuance of the shares of Common Stock to Care Capital and Rho pursuant to this Agreement.

5.	This Omnibus Agreement and Consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This Omnibus Agreement and Consent shall be effective at such time as it has been executed by the Company and the Holders.

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In Witness Whereof, the undersigned have executed this Omnibus Agreement and Consent as of the date first set forth above.

COMPANY

NEPHROGENEX, INC.

By:

Name:

Title:

Address:

In Witness Whereof, the undersigned have executed this Omnibus Agreement and Consent as of the date first set forth above.

INVESTORS:

CARE CAPITAL INVESTMENTS III, LP
CARE CAPITAL OFFSHORE INVESTMENTS III, LP

By: CARE CAPITAL LLC, their General Partner

By:

Name:

Title:

Address:

In Witness Whereof, the undersigned have executed this Omnibus Agreement and Consent as of the date first set forth above.

INVESTORS:

RHO VENTURES V, L.P.
RHO VENTURES V AFFILIATES, L.L.C.

By:
By:

By:

Name:

Title:

Address:

In Witness Whereof, the undersigned have executed this Omnibus Agreement and Consent as of the date first set forth above.

INVESTOR:

BIOSTRATUM, INCORPORATED

By:

Name:

Title:

Address:

In Witness Whereof, the undersigned have executed this Omnibus Agreement and Consent as of the date first set forth above.

INVESTORS:

VANDERBILT UNIVERSITY

By:

Name:

Title:

Address:

VANDERBILT UNIVERSITY MEDICAL CENTER

By:

Name:

Title:

Address:

VANDERBILT UNIVERSITY, BY AND THROUGH ITS
MEDICAL CENTER

By:

Name:

Title:

Address:

In Witness Whereof, the undersigned have executed this Omnibus Agreement and Consent as of the date first set forth above.

INVESTOR:

JOHN B. MAZUR

Address: